Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of June 14, 2012, by and among Demand Media, Inc. (the “Company”) and Charles Hilliard (the “Consultant”).
RECITALS

A.
The Consultant currently serves as President and Chief Financial Officer of the Company pursuant to that certain employment agreement with the Company, dated August 5, 2010 (the “Employment Agreement”).

B.
The Company and the Consultant mutually desire to transition the Consultant’s role with the Company from that of President and Chief Financial Officer of the Company to that of a non-employee consultant advisor to the Company and its Board of Directors, effective as of August 16, 2012 (the “Transition Date”).

C.
The Consultant and the Company mutually desire that, effective as of the Transition Date, the Employment Agreement will terminate, this Agreement will supersede and replace the Employment Agreement in its entirety and the Consultant will cease to be an employee of the Company and will thereupon become an independent contractor of the Company performing consulting services. The Consultant desires to perform such services on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:
1.    Resignation. The Consultant hereby (a) resigns from his position as President and Chief Financial Officer of the Company and from all other offices held with the Company and/or its affiliates (if any), and (b) terminates his employment with all such entities, in each case, effective as of the Transition Date. The Company and the Consultant acknowledge and agree that the termination of the Consultant’s employment as of the Transition Date shall constitute a termination of employment by the Consultant “without Good Reason” pursuant to Section 4(b) of the Employment Agreement. As of the Transition Date, the Employment Agreement shall terminate and shall be of no further force and effect, and neither the Company nor the Consultant shall have any further obligations pursuant thereto.
2.    Services and Compensation
(a)Services. During the Term (as defined below), the Consultant shall serve as

Special Advisor to the Company’s Board of Directors (the “Board”) and shall provide such advice and guidance to the Board and the Company’s officers (the “Officers”) as they may reasonably request (the “Services”). The Consultant will generally be expected to attend meetings of the Board in the capacity of a non-member advisor. Notwithstanding the foregoing or anything herein to the contrary, the Board and/or the Officers may withhold from the Consultant any information that they deem appropriate to withhold and may exclude the Consultant from any meeting(s) or any portion(s) thereof as the Board and/or the Officers (as applicable) may, in their sole discretion, determine. For the avoidance of doubt and without limiting any other provision of this Agreement, the Consultant shall not have voting rights as an advisor to the Board, and shall be bound by the same confidentiality obligations as apply to the members of the Board and the Officers generally. It is the intention of the parties that the Consultant shall devote approximately as much time to the business and affairs of the Company during the Term as is devoted (on average) by non-employee, non-committee chairperson directors of the Company. Consultant may enter into other consulting or employment relationships that do not conflict with Consultant’s obligations hereunder.
(b)Compensation for Services.
(i)    In consideration for the performance of the Services, during the Term the Company shall pay or provide to the Consultant: (A) an aggregate annual cash fee (the “Cash Fee”) of thirty thousand dollars ($30,000), payable in quarterly installments in arrears and pro-rated for any partial period of service, and (B) an annual nonqualified stock option grant covering fifteen thousand (15,000) shares of the Company’s common stock (each, an “Annual Option Grant” and, together with the Cash Fee, the “Base Compensation”).

(ii)    The first Annual Option Grant shall be granted on or within thirty (30) days after the Transition Date and each Annual Option Grant awarded thereafter, if any, shall be granted on or within thirty (30) days after the Initial Termination Date (as defined below) or applicable anniversary thereof (as applicable), subject to the Consultant’s continued provision of Services hereunder through the applicable grant date. Each Annual Option Grant shall vest in substantially equal 25% installments on each three-month anniversary of (A) with respect to the first Annual Option Grant, the Transition Date or (B) with respect to each Annual Option Grant awarded thereafter, if any, the Initial Termination Date or applicable anniversary thereof (as applicable), in each case, subject to (x) the Consultant’s continued provision of Services hereunder through the applicable vesting date, and (y) accelerated vesting as provided under Section 3(b)(iii) below. Each Annual Option Grant shall have an exercise price equal to the fair market value of the shares underlying the applicable stock option on the date of grant. Consistent with the foregoing, each Annual Option Grant shall be governed by the terms of the applicable stock option agreement and equity incentive plan.

(iii)    In addition, during the Term, to the extent the Company continues to maintain its Executive Medical Reimbursement Plan, the Consultant shall be eligible to participate in such plan, as in effect from time to time.

(c)Employment Termination Payments and Benefits. In addition to the Base Compensation, subject to and conditioned upon the Consultant’s execution and delivery to the

Company of an effective release of claims in substantially the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days following the Transition Date and non-revocation of such Release during any applicable revocation period:
(i)The Company shall pay to the Consultant a pro-rated Annual Bonus (as defined in the Employment Agreement) in respect of 2012 services through the Transition Date in an amount equal to one hundred twenty-three thousand seven hundred dollars ($123,700) (the “Pro-Rated Bonus”), payable on the first payroll date occurring on or after the thirtieth (30th) day following the Transition Date;
(ii)During the period commencing on the Transition Date and ending on the twelve (12)-month anniversary of the Transition Date or, if earlier, the date on which the Consultant becomes eligible for coverage under the group health plan of a subsequent employer (of which eligibility the Consultant hereby agrees to give prompt notice to the Company) (in any case, the “COBRA Period”), subject to the Consultant’s valid and timely election to continue healthcare coverage under Section 4980B of the Internal Revenue Code of 1986, as amended and the regulations thereunder, the Company shall continue to provide the Consultant and the Consultant’s eligible dependants with coverage under its group health plans, including its Executive Medical Reimbursement Plan (to the extent such plan is maintained by the Company), at the same levels and the same cost to the Consultant as would have applied if the Consultant’s employment had not been terminated on the Transition Date, based on the Consultant’s elections in effect on the date hereof), provided, however, that (A) if any plan pursuant to which such benefits are provided ceases prior to the expiration of the period of continuation coverage to be exempt from the application of Section 409A (as defined below) under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover the Consultant under its group health plans (including because taxes or penalties would be imposed on the Company in connection with such continuation coverage), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to the Consultant as currently taxable compensation in substantially equal monthly installments over the remaining portion of the continuation coverage period;
(iii)(A) Subject to the Consultant’s continued service with the Company through the Transition Date, each Company restricted stock unit and Company stock option granted to the Consultant prior to the Transition Date that remains outstanding as of the Transition Date (each, a “Pre-Consulting Equity Award”) shall vest (and, in the case of stock options, become exercisable) on the Transition Date with respect to such number of shares underlying each such Pre-Consulting Equity Award that would have vested over the one (1)-year period immediately following the Transition Date, had each such Pre-Consulting Equity Award continued to vest in accordance with its terms, (B) to the extent a Pre-Consulting Equity Award remains unvested following the Transition Date (after taking into account any acceleration set forth in Section 2(c)(iii)(A) above), such Pre-Consulting Equity Award shall not vest during the one (1)-year period following the Transition Date (except as provided by Section 3(b)(iii) below) and instead shall, during the Term, remain outstanding and, as applicable, continue to vest (and, in the case of stock options, become exercisable) in accordance with its terms starting on the first anniversary of the Transition Date (based on the Consultant’s continued provision of the Services thereafter rather than continued employment), and (C) in the case of Pre-Consulting Equity Awards that are stock options, except as set forth in Section 3(b)(iii) below, to the extent vested as of the termination of the Term such stock options shall remain exercisable until the first anniversary of the termination or expiration of the Term (but in no event shall any stock option be exercisable after the latest stated expiration date contained in the applicable stock option agreement). For the avoidance of doubt: (x) to the extent that any provision of this Agreement is inconsistent with the terms and conditions of any stock option or restricted stock unit agreement between the Consultant and the Company, this Agreement shall constitute an amendment thereto, and (y) in no event shall any Pre-Consulting Equity Award expire during any applicable Release consideration and revocation periods, rather, such awards shall remain outstanding and eligible to vest upon the Consultant’s execution and non-revocation of the Release and, to the extent that such awards would have vested prior to the effectiveness of the Release, such awards shall instead vest upon the effectiveness of the Release.
(d)Expenses. During the Term, the Company shall reimburse the Consultant for reasonable expenses in accordance with the Company’s substantiation and reimbursement policies applicable to non-employee directors, as in effect from time to time.
(e)During the Term, the Consultant shall continue to be indemnified to the extent set forth in that certain Indemnification Agreement between the Company and the Consultant, effective as of January 26, 2011, which the parties acknowledge and agree shall remain in full force and effect in accordance with its terms. The Company will use commercially reasonable efforts to obtain an endorsement to its existing director’s and officer’s insurance policy to include Consultant as an additional insured thereunder in Consultant’s capacity as a Special Advisor to the Board; provided that this requirement shall not obligate the Company to obtain such endorsement if it would result in a significant increase in the Company’s premium for such policy.
3.    Term and Obligations Upon Termination
a.Term. The Consultant’s services hereunder shall be for a term commencing on the Transition Date and ending on the first anniversary of the Transition Date (the “Initial Termination Date”) and shall include any extensions from the Initial Termination Date pursuant to the following sentences of this Section 3(a) (collectively, the “Term”). If not previously terminated, the Term may be extended by the Company for one (1) additional year on the Initial Termination Date and on each subsequent anniversary of the Initial Termination Date, in each case, if the Company so elects, in its sole discretion. The Company shall give the Consultant written notice of its election to renew the Term at least sixty (60) days prior to the last day of the then-current Term (and the Term shall expire on the applicable anniversary of the Transition Date if the Company does not elect to renew). Notwithstanding the foregoing, either party hereto may terminate the Term and the Consultant’s services hereunder at any time, for any reason or no reason, upon notice provided by the terminating party to the other party in accordance with Section 10 below.
b.Obligations Upon Termination. Upon a termination of the Term and the Consultant’s Services hereunder:
(i)    The Company shall pay (A) within thirty (30) days after the date of termination (or such earlier date as may be required by applicable law), all amounts owing to the Consultant for Services completed and/or reimbursable expenses (under Section 2(d) above)

incurred through the termination date (as well as any accrued salary under the Employment Agreement (if any) with respect to periods prior to the Transition Date, to the extent not paid prior to the termination date) and (B) an amount equal to the Pro-Rated Bonus, to the extent such Pro-Rated Bonus has not been paid prior to the termination date, subject to and conditioned upon the Consultant’s execution and delivery to the Company of the Release as set forth in Section 2(c) above, and payable as set forth in Section 2(c)(i) above;
(ii)    Section 4 (Confidentiality Agreement), Section 5 (Cooperation), Section 6 (Non-Disparagement) and Section 8 (Independent Contractor) hereof, as well as the Confidentiality Agreement, shall survive termination of this Agreement and shall continue in effect; and
(iii)    If (A) the Company terminates the Term and the Consultant’s Services hereunder without Cause (as defined below), (B) the Term and the Consultant’s Services hereunder terminate due to the Consultant’s death or Disability (as defined below), (C) the Company elects not to renew the Term as provided in Section 3(a) above or (D) the Company experiences a Change in Control (as defined in the Company’s 2010 Incentive Award Plan (the “Plan”)), then, subject to the Consultant’s (or the Consultant’s estate if applicable) timely execution and non-revocation of a Release (and notwithstanding anything in Section 2(c)(iii) to the contrary), (x) all outstanding and unvested Company stock options and Company restricted stock units held by the Consultant shall vest and, as applicable, become exercisable immediately prior to any such termination or Change in Control, and (y) all outstanding stock options that have vested but not been exercised as of immediately prior to such termination or Change in Control (including any stock options that vest on an accelerated basis in connection with such termination or Change in Control), shall remain exercisable until the later of (i) the second anniversary of the Transition Date or (ii) the first anniversary of the expiration or termination of the Term or the occurrence of the Change in Control, as applicable (but in no event shall any stock option be exercisable after the latest stated expiration date contained in the applicable stock option agreement). For the avoidance of doubt, nothing contained herein shall limit the ability of the Company, in connection with a Change in Control, (i) to terminate the Consultant’s stock options and other equity awards in exchange for payment of the applicable transaction consideration (net of any applicable exercise price) or (ii) to otherwise treat such stock options and other equity awards in accordance with the terms of the Plan.
c.Return of Property. Upon the termination of the Term and the Consultant’s Services hereunder for any reason, the Consultant agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that the Consultant has in his possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that the Consultant knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties.
d.Exclusivity of Benefits. Except as expressly provided in this Agreement, the Company shall have no further obligations to the Consultant upon termination of the Term and the Consultant’s Services hereunder.
e.Definitions.
(i)    For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following events:
(1)    the Consultant’s failure (other than due to Disability) to materially comply with written Company policies generally applicable to Company independent contractors or service providers or any directive of the Board that is reasonably achievable, that is not inconsistent with the Consultant’s position as an independent contractor or the fulfillment of the Consultant’s fiduciary duties and that is not otherwise prohibited by law or established public policy, subject to the receipt of a notice of termination and thirty (30) day cure period after the Consultant’s receipt of the notice of termination to the extent such circumstances are curable;
(2)    the Consultant’s engagement in willful misconduct against the Company that is materially injurious to the Company;
(3)    the Consultant’s engagement in any activity that is a conflict of interest or competitive with the Company (other than any action not taken in bad faith and which is remedied within thirty (30) days by the Consultant after receipt of notice by the Board);
(4)    the Consultant’s engagement in any act of fraud or dishonesty against the Company or any of its affiliates or any material breach of federal or state securities or commodities laws or regulations;
(5)    the Consultant’s engagement in an act of assault or other act of violence in the workplace; or
(6)    the Consultant’s conviction, guilty plea or plea of nolo contendre for any felony charge.
For purposes of this provision, no act or failure to act, on the part of the Consultant, shall be considered “willful” unless it is done, or omitted to be done, by the Consultant in bad faith or without reasonable belief that the Consultant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be presumed to be done, or omitted to be done, by the Consultant in good faith and in the best interests of the Company.
(ii)    For purposes of this Agreement, “Disability” shall mean a disability as determined under the Company’s applicable long-term disability plan that prevents the Consultant from performing his duties under this Agreement (even with a reasonable accommodation by the Company) for a period of six (6) months or more or, if no such plan applies, as determined in the reasonable discretion of the Board.
4.    Confidentiality Agreement. The parties acknowledge and agree that they have entered into a Confidentiality Agreement, dated August 5, 2010 (the “Confidentiality Agreement”) and the Consultant hereby acknowledges and agrees that such agreement shall remain in full force and effect in accordance with its terms and that the Consultant shall be bound by its terms and conditions.
5.    Cooperation. In addition to the Services (and without further compensation), the Consultant agrees that, following the Transition Date, the Consultant will use commercially reasonable efforts to cooperate with the Company, to the extent reasonably requested by the Company, to consult, advise and provide relevant input with respect to: (a) any internal investigation or administrative, regulatory or judicial proceeding involving matters that were within the scope of the Consultant’s duties and responsibilities to the Company and its affiliates during employment with the Company, and (b) the transition of the Consultant’s prior job duties and responsibilities.
6.    Non-Disparagement. The Consultant agrees not to disparage the Company, any affiliate of the Company and/or any officers, directors, employees, shareholders and/or agents of the Company or any affiliate of the Company in any manner intended or reasonably likely to be harmful to them or their business, business reputation or personal reputation. The Company shall ensure that its directors and executive officers do not disparage the Consultant in any manner intended or reasonably likely to be harmful to the Consultant’s business or personal reputation.
7.    Representations. The Consultant represents and warrants that the Consultant has no outstanding agreement, relationship or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude the Consultant from performing hereunder or complying with the provisions hereof, and further agrees that the Consultant will not enter into any such conflicting agreement or relationship during the Term. The Consultant agrees to comply with any insider trading policy, ethics policy and business conduct policy of the Company during the term of this Agreement but may adopt a Section 10b5-1 trading plan consistent with such obligations. The Consultant agrees to not use information received by the Consultant during the term of this Agreement for personal gain or take advantage of any business opportunities that arise as a result of this Agreement that might be of interest to the Company.
8.    Independent Contractor. The Consultant expressly acknowledges and agrees that, as of the Transition Date, he is solely an independent contractor and shall not be construed to be an employee of the Company or a Board member in any matter under any circumstances or for any purposes whatsoever. The Company shall not be obligated to (a) pay on the account of the Consultant, any unemployment tax or other taxes required under the law to be paid with respect to employees, (b) withhold any monies from the fees of the Consultant for income tax purposes or (c) provide the Consultant with any benefits, including without limitation health, welfare, pension, retirement, or any kind of insurance benefits, including workers’ compensation insurance (except as expressly provided above with respect to COBRA continuation benefits). Notwithstanding the foregoing, any amounts payable to the Consultant in respect of his service as an employee of the Company prior to the Transition Date shall be subject to withholding in accordance with applicable law. The Consultant acknowledges and agrees that the Consultant is obligated to report as income all compensation received by the Consultant pursuant to this Agreement, and to pay any applicable income, self-employment and other taxes thereon. The Consultant and the Company hereby acknowledge and agree that this Agreement does not impose any obligation on the Company to offer employment or Board membership to the Consultant at any time.
9.    Assignment. This Agreement and the rights and duties hereunder are personal to the Consultant and shall not be assigned, delegated, transferred, pledged or sold by the Consultant without the prior written consent of the Company. The Consultant hereby acknowledges and agrees that the Company may assign, delegate, transfer, pledge or sell this Agreement and the rights and duties hereunder (a) to an affiliate of the Company or (b) to any third party (i) that acquires all or substantially all of the assets of the Company or (ii) that is the surviving or acquiring corporation in connection with a merger, consolidation or other acquisition involving the Company. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.
10.    Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Consultant: at the Consultant’s most recent address on the records of the Company.
If to the Company:
Demand Media, Inc.
1333 Second Street, Ste. 100
Santa Monica, CA 90401
Attn: General Counsel

with a copy to:
Latham & Watkins LLP
355 South Grand Ave.
Los Angeles, CA 90071-1560
Attn: Alex Voxman
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
11.    Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”). Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with the Consultant to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (a) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (b) comply with the requirements of Section 409A; provided, however, that this Section 11 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A.
12.    Governing Law. Any dispute, controversy, or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of Delaware, without regard to conflict of law principles.
13.    Entire Agreement; Counterparts. Effective as of the Transition Date, this Agreement, together with the Confidentiality Agreement, the Release and any applicable stock option and restricted stock unit agreements, constitutes the complete and final agreement of the parties and supersede any prior agreements between them, whether written or oral, with respect to the subject matter hereof. Without limiting the generality of the foregoing, the Consultant hereby agrees that as of the Transition Date, the Employment Agreement is hereby terminated and shall be of no further force or effect. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
14.    Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DEMAND MEDIA, INC.

By:     ______________________________
Richard Rosenblatt
Chief Executive Officer

CONSULTANT

______________________________
Charles Hilliard

EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Demand Media, Inc., a Delaware corporation (the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under that certain Consulting Agreement, dated as of June 14, 2012, between the Company and the undersigned, (ii) to payments or benefits under any equity award agreement between the undersigned and the Company, (iii) with respect to Section 2(b)(vi) of that certain Employment Agreement, dated as of August 5, 2010, between the Company and the undersigned, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, or (v) to any Claims, including claims for indemnification and/or advancement of expenses, arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document, or any applicable fiduciary policy, of the Company.
THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(A)    HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(B)    HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(C)    HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

______________________________
Charles Hilliard